Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated July 20, 2012, with respect to the consolidated financial statements of SWH, Inc. as of December 31, 2011 and for the period from February 2, 2011 through December 31, 2011, included in the Current Report of Steel Excel Inc. on Form 8-K/A dated August 15, 2012.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Steel Excel Inc. on Forms S-8 (File No. 333-137397, File No. 333-119271 and File No. 333-118090).

/s/ GRANT THORNTON LLP

Wichita, Kansas
August 15, 2012